Exhibit 3.66

ARTICLES OF INCORPORATION

OF

GOLD SHIELD FIBERGLASS OF INDIANA, INC.

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of:

(Indicate appropriate act)

☒ Indiana General Corporation Act

☐ Medical Professional Corporation Act

☐ Dental Professional Corporation Act

☐ Professional Corporation Act of 1965

☐ I.C. 23-1-13.5 (Professional Accounting Corporations)

     pursuant to the Indiana General Corporation Act.

(Professional Accounting Corporations are considered to be formed pursuant to the authority of the Indiana General Corporation Act, but subject to the provisions of I.C. 23-1-13.5)

as amended (hereinafter referred to as the “Act”), execute the following Articles of Incorporation:

ARTICLE I
Name

The name of the Corporation is GOLD SHIELD FIBERGLASS OF INDIANA, INC.

ARTICLE II
Purposes

The purposes for which the Corporation is formed are:

To engage in the transaction of any or all lawful business for which corporations may be incorporated under The Indiana General Corporation Act.

ARTICLE III

Period of Existence

The period during which the Corporation shall continue is perpetual

(perpetual or a stated period of time)

ARTICLE IV

Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Corporation’s Resident Agent for service of process is

C T CORPORATION SYSTEM	1011 Merchants Bank Building
(Name)	(Number and Street or Building)

Indianapolis	Indiana	46204
(City)	(State)	(Zip Code)

Section 2. Principal Office. The post office address of the principal office of the Corporation is

1011 Merchants Bank Building	Indianapolis	Indiana	46204
(Number and Street or Building)	(City)	(State)	(Zip Code)

(The resident agent and principal office address must be located in Indiana.)

ARTICLE V

Authorized Shares

Section 1. Number of Shares:

The total number of shares which the Corporation is to have authority to issue is 250.

A.    The number of authorized shares which the corporation designates as having par value is 250 with a par value of $ 100.00.

B.    The number of authorized shares which the corporation designates as without par value is none.

Section 2. Terms of Shares (if any): none

ARTICLE VI

Requirements Prior to Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

ARTICLE VII

Director(s)

Section 1. Number of Directors: The initial Board of Directors is composed of 3 member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be 3.

Section 2. Names and Post Office Addresses of the Director(s): The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code

John C. Crean	c/o Fleetwood Enterprises, Inc., 3125 Myers,	Riverside	CA	92523
William W. Weide	c/o Fleetwood Enterprises, Inc., 3125 Myers,	Riverside	CA	92523
Dale T. Skinner	c/o Fleetwood Enterprises, Inc., 3125 Myers,	Riverside	CA	92523

Section 3. Qualifications of Directors (if any):  none

ARTICLE VIII

Incorporator(s)

The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code

M. A. Shelton	700 S. Flower St., Ste. 1010,	Los Angeles,	CA	90017
D. A. Tiu	700 S. Flower St., Ste. 1010,	Los Angeles,	CA	90017
K. Gatell	700 S. Flower St., Ste. 1010,	Los Angeles,	CA	90017

ARTICLE IX

Provisions for Regulation of Business

and Conduct of Affairs of Corporation

(“Powers” of the Corporation, its directors or shareholders)

Meetings of shareholders may be held without the State of Indiana if the by–laws so provide.  The books of the Corporation, except the duplicate stock register or transfer book, may be kept outside the State of Indiana at such place or places as may be from time to time designated by the board of directors.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action, a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the Minutes of Proceedings of the Board of Directors or such committee.

IN WITNESS WHEREOF, the undersigned, being all of the incorporator(s) designated in Article VIII, execute(s) these Articles of Incorporation and certify to the truth of the facts herein stated, this 10 day of June, 1982.

(Written Signature)	(Written Signature)

M. A. Shelton	D. A. Tiu
(Printed Signature)	(Printed Signature)

(Written Signature)

K. Gatell
(Printed Signature)

STATE OF California	)
) ss:
COUNTY OF Los Angeles	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of California, certify that M. A. Shelton, D. A. Tiu, and K. Gatell, being all of the incorporator(s) referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 10 day of June, 1982.

(Written Signature)

Ramona E. Meza
(Printed Signature)

My Commission Expires: May 20, 1983	Notary Public

This instrument was prepared by William H. Lear, Attorney at Law,
(Name)

Fleetwood Enterprises, Inc., P.O. Box 7638,	Riverside,	CA	92503
(Number and Street or Building)	(City)	(State)	(Zip Code)

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

GOLD SHIELD FIBERGLASS OF INDIANA INC

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the

Indiana Business Corporation Law,

as amended.

The name of the corporation is amended as follows:

GOLD SHIELD OF INDIANA, INC.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is April 26, 1993.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-sixth day of April , 1933

JOSEPH H. HOGSETT, Secretary of State

By
Deputy

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF:

The undersigned officers of GOLD SHIELD FIBERGLASS OF INDIANA, INC.

(hereinafter referred to as the “Corporation”) existing pursuant to the provisions of:

(Indicate appropriate act)

☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

SECTION 1 The date of incorporation of the corporation is: June 11, 1982

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is: GOLD SHIELD OF INDIANA, INC.

SECTION 3

The exact text of Article(s) I                                                    of the Articles of Incorporation is now as follows:

RESOLVED that Article I of the Articles of Incorporation of this corporation be amended to read as follows: “The name of the Corporation is GOLD SHIELD OF INDIANA, INC.”

RESOLVED FURTHER, that the President or any Vice President and the Secretary or Assistant Secretary of this corporation are hereby authorized and directed to prepare a Certificate of Amendment of Incorporation of this corporation setting forth such change in this corporation’s Articles of Incorporation and they are further authorized and directed to cause such Certificate of Amendment to be filed with the office of the Indiana Secretary of State. RESOLVED FURTHER, that the officers of this corporation and each of them be and they hereby are authorized and directed to execute all documents and take such action as they deem necessary or advisable in order to carry out the purposes of these resolutions.

SECTION 4 Date of each amendments adoption March 3 1993

ARTICLE II Manner of Adoption and Vote

SECTION 1 Action by Directors:

The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provision of Article(s) I         of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on N/A, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (Select appropriate paragraph)

(a)        Vote of the Board of Directors at a meeting held on               , 19     , at which a quorum of such Board was present.

(b)   Written consent executed on March 3, 1993, and signed by all members of the Board of Directors.

SECTION 2 Action by Shareholders:

The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

(a)  Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

TOTAL
SHAREHOLDERS ENTITLED TO VOTE:

SHAREHOLDERS VOTED IN FAVOR:

SHAREHOLDERS VOTED AGAINST:

(b) Written consent executed on March 3, 1993, and signed by all such Shareholders.

SECTION 3 Compliance with Legal Requirements.

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained are true this 19th day of April, 1993.

Current Officer’s Signature	Officer’s Name Printed
William H. Lear

Officer’s Title
Secretary